Filed Pursuant to Rule 424(b)(5)
Registration No. 333-219712

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 25, 2017

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 4, 2017)

Kadmon Holdings, Inc.

                   Shares of Common Stock

Warrants to Purchase                     Shares of Common Stock

We are offering          shares of common stock, par value $0.001 per share, and warrants to purchase up to                shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the warrants) in this offering. The common stock and warrants will be sold in combination, with one warrant to purchase 0.40 shares of common stock for each share of common stock sold. The combined purchase price for each share of common stock and accompanying warrant is $        . The shares of common stock and warrants are immediately separable and will be issued separately. Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “KDMN”. On September 22, 2017, the last reported sale price of our common stock on the NYSE was $3.52 per share.

The warrants will become exercisable on                 , and will remain exercisable until                   . The exercise price for the warrants initially will be $         per whole share of common stock, and will be subject to adjustments as described herein.

There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

Investing in our common stock and warrants involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 5 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	PER WARRANT	TOTAL
Public Offering Price	$	$	$
Underwriting Discounts and Commissions(1)	$	$	$
Proceeds to Kadmon Holdings, Inc. (before expenses)(2)	$	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering or in the concurrent registered offering (as defined below).

We are offering to sell directly to certain institutional investors, in a concurrent registered direct offering, shares of our common stock and warrants to purchase common stock at the public offering price per share and public offering price per warrant, respectively. We refer to this transaction as the concurrent registered direct offering. The closing of the concurrent registered direct offering and the closing of this offering are not contingent upon each other. See “Underwriting” for more information.

Delivery of the shares of common stock and warrants is expected to be made on or about                      , 2017. We have granted the underwriters an option for a period of 30 days to purchase up to an additional                    shares of our common stock and/or additional warrants to purchase up to            shares of our common stock. If the underwriters exercise this option in full, the total underwriting discounts and commissions payable by us will be approximately $                     and the total proceeds to us, before expenses, will be approximately $                    .

Joint Book-Running Managers

Jefferies	Piper Jaffray

Lead Manager

H.C. Wainwright & Co.

Prospectus Supplement dated              , 2017.

table of contents

Prospectus Supplement

Page

About This Prospectus Supplement	S-ii
Forward Looking Statements	S-ii
Prospectus Summary	S-1
The Offering	S-4
Risk Factors	S-6
Use of Proceeds	S-14
Market Prices and Dividend Policy	S-15
Capitalization	S-16
Dilution	S-17
Description of the Securities We Are Offering	S-19
Material U.S. Federal Income and Estate Tax Consequences for Non-U.S. Holders of Common Stock and Warrants	S-21
Underwriting	S-26
Legal Matters	S-35
Experts	S-35
Where You Can Find More Information	S-36
Information Incorporated by Reference	S-36

Prospectus

About This Prospectus	ii
Prospectus Summary	1
Forward Looking Statements	3
Risk Factors	5
Use of Proceeds	6
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	6
Selling Stockholders	7
Description of Capital Stock	12
Description of Debt Securities	17
Description of Warrants	20
Description of Purchase Contracts	21
Description of Units	22
Form of Securities	22
Plan of Distribution	26
Legal Matters	28
Experts	28
Where You Can Find More Information	28
Information Incorporated by Reference	28

S-i

About This Prospectus Supplement

This document is in two parts. The first is this prospectus supplement, which contains specific information about the terms of this offering and the concurrent registered direct offering. The second is the accompanying prospectus, which provides you with general information, some of which may not apply to this offering and the concurrent registered direct offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Except where the context otherwise requires or where otherwise indicated, the terms “Kadmon,” “we,” “us,” “our,” “our company” and “our business” refer, prior to the corporate conversion on July 26, 2016 pursuant to which Kadmon Holdings, Inc. succeeded to the business of Kadmon Holdings, LLC and its consolidated subsidiaries, and the unitholders of Kadmon Holdings, LLC became stockholders of Kadmon Holdings, Inc. (the “Corporate Conversion”), to Kadmon Holdings, LLC, and after the Corporate Conversion, to Kadmon Holdings, Inc., formed under the laws of Delaware on July 26, 2016.

We have not, and any underwriter has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, any document incorporated by reference, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell the shares and warrants in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Forward Looking Statements

This prospectus supplement and the documents incorporated by reference herein contain forward looking statements. All statements other than statements of historical facts contained in this prospectus supplement may be forward looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding future capital expenditures and debt service obligations, are forward looking statements. In some cases, you can identify forward looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. We believe that these factors include, but are not limited to, the following:

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our reliance on the success of our product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	our ability to expand our sales and marketing capabilities;

S-ii

•	the commercialization of our product candidates, if approved;

•	the pricing and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	costs associated with defending intellectual property infringement, product liability and other claims;

•	regulatory developments in the United States, Europe and other jurisdictions;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

•	our ability to maintain and establish collaborations or obtain additional grant funding;

•	the rate and degree of market acceptance of our product candidates, if approved;

•	developments relating to our competitors and our industry, including competing therapies;

•	our ability to effectively manage our anticipated growth;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to achieve cost savings and benefits from our efforts to streamline our operations and to not harm our business with such efforts;

•	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

•	litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes or settlements, whether or not covered by insurance;

•	our expectations regarding uses of our sources of liquidity;

•	the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices;

•	the execution of this offering and the concurrent registered direct offering; and/or

•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

The forward looking statements in this prospectus supplement are only predictions, and we may not actually achieve the plans, intentions or expectations included in our forward looking statements. We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward looking statements as predictions of future events. The events and circumstances reflected in our forward looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward looking statements.

Additional factors are discussed under the caption “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. It should be remembered that the price of the shares and any income from them can go down as well as up. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

S-iii

Prospectus Summary

This summary highlights the more detailed information contained elsewhere or incorporated by reference in this prospectus supplement, and does not contain all of the information that you should consider before deciding to invest in our common stock and warrants. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our common stock and warrants discussed under the heading “Risk Factors” contained in this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Company Overview

We are a fully integrated biopharmaceutical company engaged in the discovery, development and commercialization of small molecules and biologics within autoimmune and fibrotic diseases, oncology and genetic diseases. We identify and develop our novel product candidates internally, by leveraging our research and clinical development team members, who prior to joining Kadmon brought more than 15 drugs to market, and our small molecule and biologics platforms as well as by in-licensing products and product candidates. By retaining global commercial rights to our clinical-stage product candidates, we believe we have the ability to progress these candidates ourselves while maintaining flexibility for commercial and licensing arrangements.

Our Clinical-Stage Pipeline

We maintain global rights to the following product candidates:

Our Strategy

Our goal is to develop first-in-class, innovative therapies for indications with significant unmet medical needs, including in autoimmune and fibrotic diseases, oncology and genetic diseases, and for which we plan, in many cases, to seek breakthrough and/or orphan designation from the Food and Drug Administration (the “FDA”). Our key strategies to achieve this goal are listed below:

•	Develop KD025 and our ROCK inhibitor platform to produce novel treatments for autoimmune, fibrotic and neurodegenerative diseases. We are developing KD025 for the treatment of autoimmune and fibrotic diseases.

We have three ongoing Phase 2 clinical studies of KD025: an open-label study in chronic graft versus host disease (“cGVHD”), a randomized, open-label study in IPF and a randomized, placebo-controlled study in moderate to severe psoriasis. We have reported interim Phase 2 data from the first cohort of our cGVHD study and plan to report additional data from these clinical trials by the end of 2017. We have also generated a portfolio of highly selective Rho-associated coiled-coil kinase 2 (“ROCK2”) and pan-Rho-associated coiled-coil kinase (“ROCK”) inhibitors with varying specificity, distribution and solubility characteristics to treat specific autoimmune, fibrotic and neurodegenerative diseases.

•	Advance tesevatinib for the treatment of autosomal dominant polycystic kidney disease (“ADPKD”) and autosomal recessive polycystic kidney disease (“ARPKD”). We are evaluating the safety and tolerability of tesevatinib in ADPKD in an ongoing single-agent Phase 2a clinical study and in ARPKD in a Phase 1 clinical study. Due to tesevatinib’s activity against epidermal growth factor receptor (“EGFR”) and proto-oncogene tyrosine-protein kinase (“Src”) and its accumulation in the kidneys, we are investigating treatment at a significantly lower dosage compared to oncology indications, with the goal of minimizing dose-dependent side effects. PKD is a disease that requires lifelong treatment, and we believe that tesevatinib’s tolerability profile makes it an attractive therapeutic product candidate for this indication. To address ARPKD, a pediatric disease closely related to ADPKD, we have developed a proprietary liquid formulation of tesevatinib for administration to children. We recently initiated a Phase 1 clinical study in ARPKD and are preparing to initiate a Phase 2, randomized, placebo-controlled study of tesevatinib in ADPKD.

•	Advance tesevatinib in non-small cell lung cancer (“NSCLC”) with brain metastases and/or leptomeningeal metastases. We are developing tesevatinib for NSCLC with activating EGFR mutations in patients with brain metastases and/or leptomeningeal metastases and have an ongoing Phase 2 clinical study in these indications. We plan to conduct a randomized Phase 2 clinical trial of tesevatinib as first-line treatment in NSCLC with activating EGFR mutations in patients who present with brain metastases. We believe that these indications represent the fastest potential path to FDA approval due to the lack of currently approved treatments for these patients.

•	Leverage our drug discovery platforms to identify and develop new product candidates for additional unmet medical needs. Our drug discovery platforms are focused on biologics as well as small molecule chemistry and support the future growth of our pipeline. Our most advanced preclinical product candidate, KD035, is an anti-angiogenic antibody targeting the VEGFR2 receptor, which inhibits the formation of new blood vessels, blocking blood supply to tumors. We are also developing KD033, an anti-PD-L1/IL-15 fusion protein, which inhibits the PD L1 pathway to reduce immune checkpoint blockade while simultaneously directing an IL 15 stimulated, specific immune response to the tumor microenvironment.

•	Leverage our commercial infrastructure to market therapies for Wilson’s disease and support our clinical development programs. We are developing a portfolio of trientine hydrochloride formulations for the treatment of Wilson’s disease (“KD034”). We are seeking approval for a generic formulation of trientine hydrochloride (in a bottled capsule and in blister packaging) for the treatment of Wilson’s disease under Abbreviated New Drug Applications (“ANDAs”) for a generic of Syprine (trientine hydrochloride). In addition, we plan to seek approval for our proprietary formulation and packaging of trientine hydrochloride for the treatment of Wilson’s disease under a Section 505(b)(2) New Drug Application (“NDA”) pathway. We intend to use Kadmon Pharmaceuticals to market these formulations, if approved, and to continue to support our development programs for our clinical-stage product candidates.

Risk Factors

An investment in our common stock and warrants involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-6, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in our common stock and warrants.

Company Information

Our principal executive offices are located at 450 East 29th Street, New York, New York 10016, and our telephone number is (212) 308-6000. Our website address is www.kadmon.com. We make available on or through our website certain reports and amendments to those reports that we file with, or furnish to, the U.S. Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act. These include our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or any other filings we make with the SEC.

The Offering

Shares of common stock offered by us	shares.

Warrants offered by us

Warrants to purchase up to           shares of common stock offered in combination with the shares of common stock offered hereby. The warrants will become exercisable on                , and will remain exercisable until                .

The initial exercise price for the warrants initially will be $      per whole sale of common stock. The exercise price will be subject to certain further adjustments as described herein. For more information, see the section entitled "Description of Securities We Are Offering — Warrants" on page S-19 of this prospectus supplement. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Option to purchase additional shares of common stock and warrants

The underwriters have an option for a period of 30 days to purchase up to an additional                 shares of our common stock and/or additional warrants to purchase up to            shares of our common stock. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Concurrent registered direct offering	We are offering to sell directly to certain institutional investors, in a concurrent registered direct offering, shares of our common stock and warrants to purchase up to shares of common stock, at the public offering price per share and public offering price per warrant, respectively. We refer to this transaction as the concurrent registered direct offering. The closing of the concurrent registered direct offering and the closing of this offering are not contingent upon each other. See “Underwriting” for more information.

Shares of common stock to be outstanding following this offering and the concurrent registered direct offering(1)	shares (or shares if the underwriters elect to exercise in full their option to purchase additional shares from us).

Use of proceeds	We intend to use the net proceeds from this offering and the concurrent registered direct offering for preclinical and clinical development of our lead product candidates, discovery, research and preclinical studies of our other product candidates, and other general corporate purposes. We can offer no assurance that the concurrent registered direct offering will close, and if it does not close, the amount of our net proceeds will be limited to the net proceeds from this offering. See Use of Proceeds.”

Risk factors

Your investment in shares of our common stock and warrants involves substantial risk. You should consider the matters referred to under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein and therein from our filings with the SEC.

The New York Stock Exchange symbol	“KDMN” We do not intend to list the warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

___________

(1)	The number of shares of common stock shown above to be outstanding after this offering and the concurrent registered direct offering is based on 51,846,521 shares outstanding as of June 30, 2017, assumes no exercise of the warrants offered hereby or in the concurrent registered direct offering and excludes shares issuable upon exercise of the underwriters’ option to purchase additional shares and/or warrants as well as:

•	6,256,941 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2017 at a weighted-average exercise price of $8.29 per share pursuant to awards under our 2016 Equity Incentive Plan;

•	4,035,590 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2017 at a weighted-average exercise price of $11.92 per share;

•	3,269,968 shares of common stock issuable upon conversion of our 5% convertible preferred stock as of June 30, 2017;

•	2,266,205 shares of common stock available for future issuance under our 2016 Equity Incentive Plan as of June 30, 2017;

•	1,801,180 shares of common stock available for future issuance under our 2016 Employee Stock Purchase Plan as of June 30, 2017; and

•	9,750 equity appreciation rights units (“EARs”) issued under our 2014 Long-Term Incentive Plan (“2014 LTIP”), as amended, as of June 30, 2017 which is payable at our option in 3,605,665 shares of common stock.

Unless otherwise indicated, all information contained in this prospectus supplement assumes:

•	no exercise or conversion of the options, warrants or preferred stock described above;

•	no exercise of the warrants offered hereby or in the concurrent registered direct offering; and

•	no exercise of the option granted to the underwriters to purchase up to additional shares of common stock and/or warrants from us.

Risk Factors

An investment in our common stock and warrants involves a high degree of risk. You should carefully consider and evaluate the risks and uncertainties described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein, together with the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to purchase our securities. Any of the risks we set forth herein or therein could cause our business, financial condition and/or operating results to suffer. The market price of our shares could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.

Risks Related to this Offering, the Concurrent Registered Direct Offering and Our Common Stock

There is no public market for the warrants to purchase shares of our common stock being offered in this offering and the concurrent registered direct offering.

There is no established public trading market for the warrants being offered in this offering and the concurrent registered direct offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the NYSE. Without an active market, the liquidity of the warrants will be limited.

The warrants are speculative in nature. You may not be able to recover your investment in the warrants, and the warrants may expire worthless.

If our common stock price does not increase to an amount sufficiently above the applicable exercise price of the warrants during the period the warrants are exercisable, you will be unable to recover any of your investment in the warrants. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Holders of the warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to our common stock issuable upon exercise of the warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We expect that our stock price will fluctuate significantly.

The trading prices of the securities of pharmaceutical and biotechnology companies have been highly volatile. The trading price of our common stock also may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section, these factors include:

•	adverse results or delays in the planned clinical trials of our product candidates or any future clinical trials we may conduct, or changes in the development status of our product candidates;

•	any delay in our regulatory filings for our product candidates and any adverse development or perceived adverse development with respect to the applicable regulatory authority’s review of such filings, including without limitation the FDA’s issuance of a “refusal to file” letter or a request for additional information;

•	regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our products and product candidates, including clinical trial requirements for approvals;

•	our inability to obtain or delays in obtaining adequate product supply for any approved product or inability to do so at acceptable prices;

•	failure to commercialize our product candidates or if the size and growth of the markets we intend to target fail to meet expectations;

•	additions or departures of key scientific or management personnel;

•	unanticipated serious safety concerns related to the use of our product candidates;

•	introductions or announcements of new products offered by us or significant acquisitions, strategic collaborations, joint ventures or capital commitments by us, our collaborators or our competitors and the timing of such introductions or announcements;

•	our ability or inability to effectively manage our growth;

•	changes in the structure of healthcare payment systems;

•	our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

•	publication of research reports about us or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	market conditions in the pharmaceutical and biotechnology sectors or the economy generally;

•	our ability or inability to raise additional capital through the issuance of equity or debt or collaboration arrangements and the terms on which we raise it;

•	trading volume of our common stock;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies; and/or

•	significant lawsuits, including patent or stockholder litigation.

The stock market in general, and market prices for the securities of pharmaceutical companies like ours in particular, have from time to time experienced volatility that often has been unrelated to the operating performance of the underlying companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our operating performance. Stock prices of many pharmaceutical companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In several recent situations when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders were to bring a lawsuit against us, the defense and disposition of the lawsuit could be costly and divert the time and attention of our management and harm our operating results.

If securities or industry analysts do not publish research reports about our business, or if they issue an adverse opinion about our business, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have, and may never obtain research coverage by securities and industry analysts. If no or few analysts commence research coverage of us, or one or more of the analysts who cover us issues an adverse opinion about our company, our stock price would likely decline. If one or more of these analysts ceases research coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We may allocate the net proceeds from this offering and the concurrent registered direct offering in ways that you and other stockholders may not approve.

We can offer no assurance that the concurrent registered direct offering will close, and if it does not close, the amount of our net proceeds will be limited to the net proceeds from this offering. While the concurrent registered direct offering is not contingent upon this offering, we currently intend to use the net proceeds of this offering and the concurrent registered direct offering for preclinical and clinical development of our lead product candidates, discovery, research and preclinical studies of our other product candidates and other general corporate purposes.

This expected use of the net proceeds from this offering and the concurrent registered direct offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering and the concurrent registered direct offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and the concurrent registered direct offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering and the concurrent registered direct offering.

Based on the public offering price of $        per share in this offering and the concurrent registered direct offering, and net tangible book value per share of our common stock of $(41.9) million as of June 30, 2017, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $         per share in the net tangible book value of common stock purchased. To the extent shares are issued under outstanding options, warrants or 5% convertible preferred stock, you will incur further dilution. See "Dilution" for a more detailed description of the dilution to new investors in the offering.

Future sales of our common stock or securities convertible into our common stock in the public market could cause our stock price to fall.

Our stock price could decline as a result of sales of a large number of shares of our common stock or securities convertible into our common stock or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Shares issued upon the exercise of stock options outstanding under our equity incentive plans or pursuant to future awards granted under those plans will become available for sale in the public market to the extent permitted by the provisions of applicable vesting schedules, any applicable market stand-off and lock-up agreements, Rule 144 and Rule 701 under the Securities Act of 1933, as amended (the “Securities Act”), as well as, to the extent applicable, under the registration statement on Form S-8 that we have filed.

Once we register the offer and sale of shares to be issued under our equity incentive plans, they can be freely sold in the public market upon issuance or resale (as applicable).

In addition, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline. For example, in March 2017, we raised $22.7 million in gross proceeds, $21.3 million net of $1.4 million in placement agent fees, from the issuance of 6,767,855 shares of our common stock, at a price of $3.36 per share, and warrants to purchase 2,707,138 shares of our common stock at an initial exercise price of $4.50 per share for a term of 13 months from the date of issuance. In connection with the March 2017 offering, we filed a registration statement to register the shares of common stock and the shares of common stock underlying the warrants for resale on April 10, 2017, which was declared effective on April 21, 2017.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, any future testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as early as our annual report on Form 10-K for the fiscal year ending December 31, 2017. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We could be an emerging growth company for up to five years following the date of our IPO. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

The holders of the convertible preferred stock will be entitled to be paid a liquidation preference, which under some circumstances will include a substantial premium.

In the event of a liquidation (as defined in the certificate of designations governing our convertible preferred stock), certain bankruptcy events, a material breach by us of the exchange agreement or a failure to make any payment due on our or our subsidiaries’ indebtedness after giving effect to any applicable cure period, the holders of the convertible preferred stock will be entitled to payment of a liquidation preference. The liquidation preference for each share of convertible preferred stock will equal the greater of (i) (A) (I) the original purchase price per share of convertible preferred stock plus dividend arrearages thereon in cash plus (II) any dividends accrued and unpaid thereon from the last dividend payment date to the date of the final distribution to such holder plus (B) in the majority of the events identified in the previous sentence, a premium equal to 20.2% of the amount described in clause (i)(A) of this sentence at such time or (ii) an amount per share of convertible preferred stock equal to the amount which would have been payable or distributable if each share of convertible preferred stock been converted into shares of our common stock immediately before the liquidation event.

Until the holders of the convertible preferred stock have been paid their liquidation preference in full, no payment will be made to any holder of common stock. If our assets, or the proceeds from their sale, distributable among the holders of the convertible preferred stock are not sufficient to pay the liquidation preference in full and the liquidating payments on any parity securities, then those assets or proceeds will be distributed among the holders of the convertible preferred stock and those parity securities on a pro rata basis. In that case, there would be no assets or proceeds remaining to be distributed to holders of our common stock, which would have a material adverse effect on the trading price of our common stock.

The holders of the convertible preferred stock are entitled to have their shares of convertible preferred stock redeemed at a substantial premium in certain events.

Our convertible preferred stock is redeemable if we or our significant subsidiaries are the subject of certain bankruptcy events, upon the occurrence of a material breach by us of the exchange agreement and upon the failure to make payments of amounts due on our or any of our subsidiaries’ indebtedness after giving effect to any applicable cure period. Upon the occurrence of any of these events, the holders of our convertible preferred stock shall, in their sole discretion, be entitled to receive an amount equal to the original purchase price per share of convertible preferred stock plus dividend arrearages thereon plus any dividends accrued and unpaid thereon from the last dividend payment date to, but excluding, the date of such redemption plus the premium described under “—The holders of the convertible preferred stock will be entitled to be paid a liquidation preference, which under some circumstances will include a substantial premium.” If we were to become obligated to redeem all or a substantial portion of the outstanding convertible preferred stock, that could have a material adverse effect on the trading price of our common stock.

Shares of our convertible preferred stock are convertible into shares of our common stock and, upon conversion, will dilute your percentage of ownership.

Concurrently with the closing of our IPO, we issued 30,000 shares of our convertible preferred stock pursuant to an exchange agreement with holders of our Senior Convertible Term Loan. Holders of the convertible preferred stock shall be entitled to receive a cumulative dividend at an annual rate of 5% of the sum of the original purchase price per share of convertible preferred stock plus any dividend arrearages.

In addition, holders of the convertible preferred stock shall be entitled to receive dividends paid or payable on our common stock with respect to the number of shares of our common stock into which each share of convertible preferred stock is then convertible at the then applicable conversion price. Shares of our convertible preferred stock are convertible at any time at the option of the holder into shares of our common stock at a conversion price equal to their original purchase price plus any accrued but unpaid dividends. At June 30, 2017, 3,269,968 shares of our common stock are issuable upon conversion of our convertible preferred stock. This issuance of common stock upon the conversion will dilute the percentage ownership of holders of our common stock by approximately 6.3% at June 30, 2017. The dilutive effect of the conversion of these securities may adversely affect our ability to obtain additional equity financing.

Holders of the convertible preferred stock may exert substantial influence over us and may exercise their control in a manner adverse to your interests.

So long as shares of our convertible preferred stock remain outstanding, without the consent of at least a majority of the then outstanding shares of the convertible preferred stock, we may not: (i) authorize or approve the issuance of any convertible preferred stock, senior securities or parity securities (or, in each case, any security convertible into, or convertible or exchangeable therefor or linked thereto) or authorize or create or increase the authorized amount of any convertible preferred stock, senior securities or parity securities (or, in each case, any security convertible into, or convertible or exchangeable therefor or linked thereto); (ii) authorize or approve the purchase or redemption of any parity securities or junior securities; (iii) amend, alter or repeal any of the provisions of the certificate of designations, our certificate of incorporation or our by-laws in a manner that would adversely affect the powers, designations, preferences and rights of the convertible preferred stock; (iv) contract, create, incur, assume or suffer to exist any indebtedness or guarantee any such indebtedness with an aggregate value of more than $5,000,000 (subject to certain exceptions); or (v) agree to take any of the above actions. The holders of convertible preferred stock will have one vote for each share of common stock into which such holders’ shares could then be converted at the time, and with respect to such vote, will have voting rights and powers equal to the voting rights and powers of the holders of our common stock.

The certificate of designations governing the convertible preferred stock also provides that no amendment or waiver of any provision of the certificate of designations or our charter or bylaws shall, without the prior written consent of all holders of the convertible preferred stock who are known to us to hold, together with their affiliates, more than 5% of the convertible preferred stock then outstanding: (i) reduce any amounts payable or that may become payable to holders of the convertible preferred stock; (ii) postpone the payment date of any amount payable to holders of the convertible preferred stock or waive or excuse any payment; (iii) modify or waive the conversion rights of the convertible preferred stock in a manner that would adversely affect any holder of the convertible preferred stock; or (iv) change any of the voting-related provisions or any other provision of the certificate of designations specifying the number or percentage of holders of the convertible preferred stock which are required to waive, amend or modify any rights under the certificate of designations or make any determination or grant any consent under that document.

In addition, for so long as affiliates of GoldenTree Asset Management LP collectively own at least 7.5% of our common stock (calculated on an “as if” converted basis and taking into account the exercise of all other options, warrants and other equity-linked securities held by such GoldenTree affiliated entities), GoldenTree Asset Management LP will have the right, at its option, to designate (i) one director to our board of directors and, upon such designation, the board of directors shall recommend to the stockholders to vote for the election of GoldenTree Asset Management LP’s designee at any meeting of stockholders convened to elect our directors and use commercially reasonable efforts to cause that designee to be elected at that meeting or (ii) one observer to our board of directors. As a result of these contractual rights, holders of our convertible preferred stock may exert substantial influence over our company and may exercise their control in a manner that is adverse to the interests of other holders of our common stock. As of the date of this Annual Report, GoldenTree has not designated a director or observer to our board of directors.

We will require additional capital in the future, which may not be available to us. Issuances of our equity securities to provide this capital may dilute your ownership in us.

We will need to raise additional funds through public or private debt or equity financings in order to:

•	take advantage of expansion opportunities;

•	acquire complementary products, product candidates or technologies;

•	develop new products or technologies; and/or

•	respond to competitive pressures.

Pursuant to the third amendment to the 2015 Credit Agreement we entered into on March 31, 2017, we are under a contractual obligation to raise $17.0 million of additional equity capital by December 31, 2017, and a failure to comply with this covenant is an event of default under our 2015 Credit Agreement. Any additional capital raised through the issuance of our equity securities may dilute your percentage ownership interest in us. Furthermore, any additional financing we may need may not be available on terms favorable to us or at all. The unavailability of needed financing could adversely affect our ability to execute our business strategy.

Our principal stockholders and management own a significant percentage of our stock and will be able to exercise significant influence over matters subject to stockholder approval.

Our executive officers, directors and holders of 5% or more of our capital stock, together with their respective affiliates, beneficially owned 56.8% of our capital stock at June 30, 2017, of which 4.9% is beneficially owned by our executive officers. Accordingly, our executive officers, directors and principal stockholders are able to determine the composition of the board of directors, retain the voting power to approve all matters requiring stockholder approval, including mergers and other business combinations, and continue to have significant influence over our operations. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us that you may believe are in your best interests as one of our stockholders. This in turn could have a material adverse effect on our stock price and may prevent attempts by our stockholders to replace or remove the board of directors or management.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us difficult, limit attempts by our stockholders to replace or remove our current management and adversely affect our stock price.

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our stock. Among other things, our certificate of incorporation and bylaws:

•	permit the board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly-created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken by written consent.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any stockholder owning in excess of 15.0% of our outstanding stock for a period of three years following the date on which the stockholder obtained such 15.0% equity interest in us.

We will continue to incur significant costs by being a public company.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also anticipate that we will incur costs associated with corporate governance requirements, including requirements of the SEC and the NYSE. We expect these rules and regulations to continue to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these rules and regulations may continue to make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

When we cease to be an “emerging growth company” and when our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of our compliance with Section 404 will correspondingly increase. Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We are an “emerging growth company,” as defined in the JOBS Act, and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our IPO, (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Our management has broad discretion in using our cash and cash equivalents and our other capital resources.

We expect to continue to use our cash and cash equivalents and our other capital resources to fund the clinical development of our pipeline and for general corporate purposes. Our management has broad discretion in the application of our cash and cash equivalents and our other capital resources and could spend the funds in ways that do not improve our results of operations or enhance the value of our equity. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, diminish available cash flows available to service our debt, cause the value of our equity to decline and delay the development of our product candidates. Pending their use, we may invest the cash and cash equivalents and our other capital resources in a manner that does not produce income or that loses value.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of existing or any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our equity securities will likely be your sole source of gain for the foreseeable future.

Use of Proceeds

We estimate that the proceeds from this offering of our shares of common stock and warrants and the concurrent registered direct offering will be approximately $               million (or $              million if the underwriters exercise their option to purchase additional shares and/or warrants in full), after deducting the underwriters’ discount and estimated fees and expenses payable by us. The foregoing description of estimated net proceeds does not give effect to the potential exercise of the warrants offered hereby or in the concurrent registered direct offering. In addition, we can offer no assurance that the concurrent registered direct offering will close, and if it does not close, the amount of our net proceeds will be limited to the net proceeds from this offering.

We currently estimate that we will use the net proceeds from this offering and the concurrent registered direct offering for preclinical and clinical development of our lead product candidates and discovery, research and preclinical studies of our other product candidates and for other general corporate purposes.

This expected use of the net proceeds from this offering and the concurrent registered direct offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and the concurrent registered direct offering.

If the underwriters exercise their option to purchase additional securities, we intend to use the net proceeds to us from the sale of the additional securities for general corporate purposes.

Pending our use of the net proceeds from this offering and the concurrent registered direct offering described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

Market Prices and Dividend Policy

Our common stock began trading on the NYSE on July 27, 2016 under the symbol “KDMN.”

The following table sets forth, for the periods indicated, the high and low sales prices for our common stock, as reported by NYSE, from commencement of trading on July 27, 2016. As of June 30, 2017 there were approximately 2,850 stockholders of record.

	High	Low
Year ending December 31, 2017
Third Quarter (through September 22, 2017)	$3.80	$2.16
Second Quarter	$4.20	$2.25
First Quarter	$5.50	$3.10
Year ending December 31, 2016
Fourth Quarter	$7.82	$4.13
Third Quarter (starting July 27)	$11.73	$7.01

The closing price for our common stock on September 22, 2017 is set forth on the cover page of this prospectus supplement. As of September 15, 2017, there were approximately 288 holders of record of our common stock.

We currently expect to retain all future earnings, if any, for use in the operation and expansion of our business and repayment of debt. We have never declared nor paid any dividends on our common stock and do not anticipate paying cash dividends to holders of our common stock in the foreseeable future. In addition, the 2015 Credit Agreement (as amended), as well as any future borrowings, will restrict our ability to pay dividends. See “Risk Factors—Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation if any, will be your sole source of gain.” Any determination to pay dividends on our common stock in the future will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and covenants in our existing financing arrangements and any future financing arrangements. Holders of the 5% convertible preferred stock shall be entitled to receive a cumulative dividend at an annual rate of 5% of the original purchase price per share of convertible preferred stock, when and as declared by our board of directors and to the extent of funds legally available for the payment of dividends. Holders of the 5% convertible preferred stock shall also be entitled to participate in all dividends declared and paid to holders of our common stock on an “as if” converted basis.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2017:

•	on an actual basis; and

•	on an as adjusted basis to give effect to this offering (excluding shares of our common stock issuable upon exercise of the warrants offered hereby), the concurrent registered direct offering (excluding shares of our common stock issuable upon exercise of the warrants offered thereby) and the receipt of the net proceeds by us from such offerings as described under “Use of Proceeds,” after deducting underwriters’ discounts and estimated offering fees and expenses payable by us.

We can offer no assurance that the concurrent registered direct offering will close, and if it does not close, the amount of our net proceeds will be limited to the net proceeds from this offering. The information in this table should be read in conjunction with the financial statements and the notes thereto incorporated by reference into this prospectus supplement.

	As of June 30, 2017
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$26,226
Indebtedness
Secured term debt—current	$32,678
Secured term debt—net of current portion and discount	—
Total indebtedness	32,678
Convertible Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 30,000 shares issued and outstanding	39,240
Common Stock, $0.001 par value; 200,000,000 shares authorized; 45,078,666 and shares issued and outstanding on an actual and as adjusted basis	52
Additional paid-in capital	118,955
Accumulated deficit	(196,524)
Total stockholders’ deficit	$(38,277)
Total capitalization	$(5,599)

The table above does not include:

•	6,256,941 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2017 at a weighted-average exercise price of $8.29 per share pursuant to awards under our 2016 Equity Incentive Plan;

•	4,035,590 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2017 at a weighted-average exercise price of $11.92 per share;

•	3,269,968 shares of common stock issuable upon conversion of our 5% convertible preferred stock as of June 30, 2017;

•	2,266,205 shares of common stock available for future issuance under our 2016 Equity Incentive Plan as of June 30, 2017;

•	1,801,180 shares of common stock available for future issuance under our 2016 Employee Stock Purchase Plan as of June 30, 2017; and

•	9,750 EAR issued under the 2014 LTIP, as amended, as of June 30, 2017 which is payable at our option in 3,605,665 shares of common stock.

Dilution

If you invest in our common stock and warrants in this offering, your ownership interest will be diluted immediately to the extent of the difference between the amount per share and accompanying warrant paid by purchasers and the as adjusted net tangible book value per share of our common stock after this offering and the concurrent registered direct offering.

Our historical net tangible book value as of June 30, 2017 was $(41.9) million, or $(0.81) per share of our common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by 51,846,521 shares of our common stock then outstanding.

After giving effect to the sale of                          shares of common stock and accompanying warrants to purchase              shares of our common stock in this offering (excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering) and the sale of                 shares of common stock and accompanying warrants to purchase                shares of our common stock in the concurrent registered direct offering (excluding the proceeds, if any, from the exercise of the warrants issued pursuant to the concurrent registered direct offering) at a public offering price of $                per share, our as adjusted net tangible book value as of June 30, 2017 would have been $               million, or $              per share. This represents an immediate increase in as adjusted net tangible book value per share of $            per share to existing stockholders and immediate dilution of $          per share in as adjusted net tangible book value per share to new investors purchasing common stock in this offering and the concurrent registered direct offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering and the concurrent registered direct offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis.

Public offering price per share and warrant		$
Historical net tangible book value per share as of June 30, 2017	$(0.81)
Increase in net tangible book value per share attributable to new investors participating in this offering and the concurrent registered direct offering
Pro forma as adjusted net tangible book value per share after this offering and the concurrent registered direct offering
Dilution per share to new investors		$

If the underwriters were to fully exercise their option to purchase from us up to an additional             shares and/or warrants to purchase            shares of our common stock at the public offering price of $       per share of common stock and $      per warrant to purchase 0.40 shares of common stock, in each case less the applicable underwriting discounts and commissions, the as adjusted net tangible book value per share after the offering and the concurrent registered direct offering would be $            per share, and the dilution per share to new investors would be $            per share.

To the extent that outstanding options or warrants are exercised or our convertible preferred stock is converted into common stock, you will experience further dilution. In addition, we may choose to offer securities in other offerings due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of common stock or securities exercisable or convertible into common stock, the issuance of such securities may result in further dilution of our stockholders.

The number of shares of common stock shown above to be outstanding after this offering and the concurrent registered direct offering is based on 51,846,521 shares outstanding as of June 30, 2017, excluding:

•	6,256,941 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2017 at a weighted-average exercise price of $8.29 per share pursuant to awards under our 2016 Equity Incentive Plan;

•	4,035,590 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2017 at a weighted-average exercise price of $11.92 per share;

•	3,269,968 shares of common stock issuable upon conversion of our 5% convertible preferred stock as of June 30, 2017;

•	2,266,205 shares of common stock available for future issuance under our 2016 Equity Incentive Plan as of June 30, 2017;

•	1,801,180 shares of common stock available for future issuance under our 2016 Employee Stock Purchase Plan as of June 30, 2017; and

•	9,750 EARs issued under the 2014 LTIP, as amended, as of June 30, 2017 which is payable at our option in 3,605,665 shares of common stock.

Description of the Securities We Are Offering

Common Stock

The material terms and provisions of our common stock are described under the caption "Description of Capital Stock—Common Stock" starting on page 12 of the accompanying prospectus. Our common stock is listed on the NYSE under the symbol "KDMN." The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants. You should review a copy of the form of common stock purchase warrant for a complete description of the terms and conditions applicable to the warrants.

Term

The warrants are exercisable during the period beginning on                              and ending at 11:59 P.M. on                                 . The term can also be extended by us at our sole discretion.

Exercise Price

The exercise price of the warrants is $      per whole share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock splits, dividends, recapitalizations or similar events affecting our common stock.

Exercisability

Holders may exercise the warrants beginning on                              at any time during the applicable term of the warrant. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a written notice and, within one trading day of delivering such notice, payment in full for the number of shares of our common stock purchased upon such exercise. The holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Limitation

Holders shall not have the right to exercise the warrant, to the extent that after giving effect to such exercise, such holder, together with such holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates, would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such exercise.

No Fractional Shares

No fractional shares of common stock will be issued upon exercise of the warrants. If there is a fractional share issuable upon exercise, it will be rounded down to the nearest whole share.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Authorized Shares

During the period the warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the warrants upon the exercise of the warrants.

Exchange Listing

We do not plan on applying to list the warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of any fundamental transaction, as defined in the warrants and generally including any consolidation or merger with or into another entity, the sale of all or substantially all of our assets, tender offer or exchange offer, reorganization or recapitalization through which another entity acquires us, or reclassification of our common stock, then (i) the successor entity in such transaction will assume in writing all of our obligations under the warrant pursuant to written agreements, including an adjusted exercise price equal to the value for the shares of common stock reflected by the terms of such fundamental transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of common stock acquirable and receivable upon exercise of the warrant prior to such fundamental transaction, provided such successor entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an eligible market or (ii) each holder shall receive notice of the anticipated consummation of a fundamental transaction not less than ten (10) business days prior to the consummation of such transaction and an opportunity to exercise the warrants prior to the consummation of the transaction.

Failure to Timely Deliver Securities

If we fail for any reason to deliver to a holder the number of shares of common stock due to the holder pursuant to the holder’s written notice on or before the second trading day following receipt of such notice, we will pay to the holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares of common stock subject to such exercise, $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading day until such shares of common stock are delivered or the holder rescinds such exercise.

Right as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Waivers and Amendments

Any term of the warrants issued in the offering may be amended or waived with our written consent and the written consent of holders representing at least a majority of the shares of common stock issuable upon exercise of the warrants then outstanding.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Material U.S. Federal Income and Estate Tax Consequences for Holders of Common Stock and Warrants

The following are the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock and warrants acquired in this offering.  However, this discussion does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire the common stock or warrants.  This discussion applies only to a holder that holds common stock and warrants as capital assets for U.S. federal income tax purposes.  In addition, it does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding common stock or warrants as part of a straddle, wash sale, or conversion transaction or persons entering into a constructive sale with respect to the common stock or warrants;

•	U.S. Holders (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities; or

•	Non-U.S. Holders (as defined below) that own, or are deemed to own, more than 5% of the common stock of the Company.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common stock or warrants, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common stock or warrants and partners in such partnerships  should consult their tax advisers as to their particular U.S. federal income tax consequences of holding and disposing of the common stock or warrants.

This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect.  This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income and estate taxes.  You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

In determining their tax basis for the common stock and warrant purchased together, holders should allocate their total purchase price between the common stock and warrant on the basis of their relative fair market values at the time of issuance. The Company expects, and this discussion assumes, that the price per share and price per warrant indicated on the cover of this prospectus supplement reflect the relative fair market value of the common stock and the warrants at the time of the issuance.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders.  You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Distributions on Common Stock

As discussed above under “Market Prices and Dividend Policy,” we do not currently expect to make distributions on our common stock. In the event that we do make distributions of cash or other property, distributions paid on common stock, other than certain pro rata distributions of common stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received.  If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock.  Any remaining excess will be treated as a capital gain.  Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains.  U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances.  Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Constructive Dividends on Warrants

If we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the warrants, the exercise price of the warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. Holder of the warrants to the extent of our earnings and profits, notwithstanding the fact that the U.S. Holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), that adjustment may also result in the deemed payment of a taxable dividend to a U.S. Holder. U.S. Holders should consult their tax advisers regarding the proper treatment of any adjustments to the warrants.

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common stock for more than one year.  The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common stock disposed of and the amount realized on the disposition.  Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates.  The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of a warrant (other than by exercise) will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the warrant for more than one year at the time of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the warrants disposed of and the amount realized on the disposition.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a warrant by payment of the exercise price. A U.S. Holder’s tax basis in a share of common stock received upon exercise will be equal to the sum of (1) the U.S. Holder’s tax basis in the warrant and (2) the exercise price of the warrant. A U.S. Holder’s holding period in the stock received upon exercise will commence on the day after such U.S. Holder exercises the warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the common stock should commence on the day after the warrant is exercised. In the latter case, the holding period of the common stock would include the holding period of the exercised warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a warrant as a taxable exchange. U.S. Holders are urged to consult their tax advisers as to the consequences of an exercise of a warrant on a cashless basis.

If a warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the warrant is more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments of dividends (including constructive dividends) and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service (“IRS”).

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders.  You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of our common stock that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States for U.S. federal income tax purposes.  If you are such a person, you should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock.

Distributions on Common Stock and Constructive Dividends on Warrants

As discussed under “Market Prices and Dividend Policy” above, we do not currently expect to make distributions on our common stock.  In the event that we do make, or are deemed to make, distributions of cash or other property with respect to our common stock or warrants (including deemed dividends described above under “Tax Consequences to U.S. Holders—Constructive Dividends on Warrants”), those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.  To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce your basis in our common stock or warrants, as applicable, but not below zero, and then will be treated as gain from the sale of our common stock or warrants, as applicable, as described below under “—Sale or Other Disposition of Common Stock or Warrants.”

Dividends paid to you generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty.  In order to obtain a reduced rate of withholding, you will be required to provide a properly executed applicable IRS Form W-8 certifying your entitlement to benefits under a treaty.

If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person.  In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding.  You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock or warrants, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

In the case of any constructive dividend, it is possible that the U.S. federal tax on the constructive dividend would be withheld from shares of common stock, sales proceeds subsequently paid or credited, or other amounts payable or distributable to a Non-U.S. Holder.  Non-U.S. Holders who are subject to withholding tax under such circumstances should consult their tax advisers as to whether it can obtain a refund for all or a portion of the withholding tax.

Sale or Other Disposition of Common Stock or Warrants

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our common stock or warrants unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), or

•	we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

If you recognize gain on a sale or other disposition of our common stock or warrants that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on such gain in the same manner as a U.S. person.  You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Exercise of Warrants

In general, a Non-U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a warrant by payment of the exercise price. However, if a cashless exercise of warrants results in a taxable exchange, as described in “—Tax Consequences Applicable to U.S. Holders—Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described above under “Sale or Other Disposition of Common Stock or Warrants” would apply.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments of dividends (including constructive dividends).  Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock or warrants.  You may be subject to backup withholding on payments of dividends or on the proceeds from a sale or other disposition of our common stock or warrants unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption.  Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding.  Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends, as well as of gross proceeds of dispositions occurring after December 31, 2018 of our common stock or warrants, to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies.  An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.  If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden).  You should consult your tax adviser regarding the effects of FATCA on your investment in our common stock or warrants.

Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, our common stock and warrants will be treated as U.S.-situs property subject to U.S. federal estate tax.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement between us and Jefferies LLC and Piper Jaffray & Co., as the representatives of the underwriters named below and joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock and warrants to purchase up to             shares of our common stock shown opposite its name below:

UNDERWRITER	NUMBER OF SHARES	NUMBER OF WARRANTS

Jefferies LLC
Piper Jaffray & Co.

H.C. Wainwright & Co., LLC
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and accompanying warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The closing of the concurrent registered direct offering is expected to occur subsequent to the closing of this offering. This offering is not contingent on the closing of the concurrent registered direct offering.

Each share of common stock is being sold together with a warrant to purchase up to 0.40 shares of our common stock. The shares of common stock and warrants will be issued separately. There is no market through which the warrants may be sold and purchasers may not be able to resell the warrants purchased under this prospectus supplement. The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time, or that the prices that you receive when you sell will be favorable.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the NYSE.

The underwriters are offering the shares of common stock and accompanying warrants subject to their acceptance of shares of common stock and accompanying warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and accompanying warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $     per share of common stock and accompanying warrant. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $     per share of common stock and accompanying warrant to certain brokers and dealers. After the offering, the public offering price, concession, and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters, and the proceeds, before estimated expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares and/or warrants.

	PER COMBINED SHARE AND RELATED WARRANT		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES AND WARRANTS	WITH OPTION TO PURCHASE ADDITIONAL SHARES AND WARRANTS	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES AND WARRANTS	WITH OPTION TO PURCHASE ADDITIONAL SHARES AND WARRANTS
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before estimated expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $        . We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $15,000. The underwriters have agreed to reimburse us for certain of the expenses incurred by us with respect to this offering. In addition, upon the closing of this offering, we will pay to JMP Securities LLC a financial advisory fee in connection with this offering. JMP Securities LLC is not acting as an underwriter in connection with this offering.

Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “KDMN.” We do not intend to list the warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

Option to Purchase Additional Shares and/or Warrants

We have granted to the underwriters an option for a period of 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an additional             shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions, and/or warrants to purchase up to and/or additional warrants to purchase up to            shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares and/or warrants proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We and our officers and directors have agreed that, subject to specified exceptions, for a period of 90 days from the date of this prospectus, we and they will not, without the prior written consent of Jefferies LLC, dispose of or hedge any shares or warrants to acquire shares of common stock or any securities convertible into or exchangeable for our common stock. Jefferies LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions, or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on the New York Stock Exchange in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby.

Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas, and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Canada

Resale Restrictions

The distribution of shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta, and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of shares should consult their own legal and tax advisers with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

Australia

•	Neither this prospectus supplement nor the accompanying prospectus is a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, or has been lodged with the Australian Securities & Investments Commission, and each is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia, you confirm and warrant that you are either: a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation, or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Neither this prospectus supplement nor the accompanying prospectus has been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated, or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.

Israel

In the State of Israel this prospectus supplement and the accompanying prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed, or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed, or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. Our company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute, or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant, and certify to us or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

France

Neither this prospectus supplement, the accompanying prospectus, nor any other offering material relating to the shares described in this prospectus supplement or the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed, or caused to be released, issued, or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales, and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1,D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (FIEL), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations, and ministerial guidelines of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been and neither will be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person, which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the offering, us, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

This prospectus supplement, the accompanying prospectus, and their contents are confidential and should not be distributed, published, or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted, or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering, and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, or the Dubai Financial Services Authority.

Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons of a type specified in those rules to whom Exempt Offers can be made. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

Legal Matters

The validity of the issuance of the shares of common stock and warrants offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Cooley LLP, New York, New York is acting as counsel for the underwriters in connection with this offering.

Experts

The consolidated financial statements of Kadmon Holdings, Inc. as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern) incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may read and copy this information at the Public Reference Room of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We are subject to the full informational requirements of the Securities Exchange Act of 1934, as amended. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. We also maintain an Internet site at www.kadmon.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or the registration statements of which it forms a part.

Information Incorporated by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 22, 2017;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017, and for the quarter ended June 30, 2017, filed with the SEC on August 3, 2017;

•	the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2016 from our definitive proxy statement on Schedule 14A, filed with the SEC on May 10, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2017, January 18, 2017, January 20, 2017, February 17, 2017, March 8, 2017 (except Item 7.01), as amended, April 3, 2017, April 4, 2017, June 14, 2017, June 23, 2017, June 29, 2017, July 11, 2017, July 25, 2017, August 14, 2017 and September 25, 2017; and

•	the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on July 21, 2016, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to termination of the offering under this prospectus supplement prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement made in this prospectus supplement or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s Internet site at www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement. You should direct requests for those documents to the Corporate Secretary, Kadmon Holdings, Inc., 450 East 29th Street, New York, NY 10016 (telephone: (212) 308-6000). Our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q may also be found on the Investor Relations portion of our website at investors.kadmon.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement or the registration statements of which it forms a part.

PROSPECTUS

Kadmon Holdings, Inc.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

and

20,985,231 Shares of Common Stock Offered by the Selling Stockholders

We may offer and sell from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Specific amounts and terms of these securities will be provided in supplements to this prospectus. The aggregate initial offering price of all securities sold by us will not exceed approximately $150,000,000.

In addition, the selling stockholders named in this prospectus may from time to time offer and sell up to 20,985,231 shares of our common stock. We are registering these shares of our common stock pursuant to registration rights agreements that we entered into with certain of the selling stockholders. The selling stockholders may offer and sell their shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling stockholders may conduct sales of their shares of our common stock. We will not receive any proceeds from any sale of these shares of our common stock by the selling stockholders.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “KDMN.” On August 1, 2017, the last sale price of our common stock as reported on the NYSE was $2.39 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement or free writing prospectus concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 15, 2017.

table of contents

___________________

Page

About This Prospectus	ii
Prospectus Summary	1
Forward Looking Statements	3
Risk Factors	5
Use of Proceeds	6
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	6
Selling Stockholders	7
Description of Capital Stock	12
Description of Debt Securities	17
Description of Warrants	20
Description of Purchase Contracts	21
Description of Units	22
Form of Securities	22
Plan of Distribution	26
Legal Matters	28
Experts	28
Where You Can Find More Information	28
Information Incorporated by Reference	28

i

About This Prospectus

Except where the context otherwise requires or where otherwise indicated, the terms “Kadmon,” “we,” “us,” “our,” “our company” and “our business” refer, prior to the corporate conversion on July 26, 2016 pursuant to which Kadmon Holdings, Inc. succeeded to the business of Kadmon Holdings, LLC and its consolidated subsidiaries, and the unitholders of Kadmon Holdings, LLC became stockholders of Kadmon Holdings, Inc. (the “Corporate Conversion”), to Kadmon Holdings, LLC, and after the Corporate Conversion, to Kadmon Holdings, Inc., formed under the laws of Delaware on July 26, 2016.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 as described in this prospectus. In addition, under this shelf registration statement, the selling stockholders named in this prospectus may sell, from time to time, up to 20,985,231 shares of our common stock. Each time that we or the selling stockholders offer and sell securities, we will provide a prospectus supplement or free writing prospectus to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement or free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not, and any underwriter has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any document incorporated by reference, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement or free writing prospectus to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

Prospectus Summary

This summary highlights the more detailed information contained elsewhere or incorporated by reference in this prospectus, and does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement or free writing prospectus including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement or free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Company Overview

We are a fully integrated biopharmaceutical company engaged in the discovery, development and commercialization of small molecules and biologics within autoimmune and fibrotic diseases, oncology and genetic diseases. We identify and develop our novel product candidates internally, by leveraging our research and clinical development team members, who prior to joining Kadmon brought more than 15 drugs to market and our small molecule and biologics platforms as well as by in-licensing products and product candidates. By retaining global commercial rights to our clinical product candidates, we believe we have the ability to progress these candidates ourselves while maintaining flexibility for commercial and licensing arrangements.

Our principal executive offices are located at 450 East 29th Street, New York, New York 10016, and our telephone number is (212) 308-6000. Our website address is www.kadmon.com. We make available on or through our website certain reports and amendments to those reports that we file with, or furnish to, the SEC in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act. These include our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information on, or that can be accessed through, our website is not incorporated by reference into this Form S-3 Registration Statement or any other filings we make with the SEC.

Our operations to date have been focused on developing first-in-class innovative therapies for indications with significant unmet medical needs while leveraging our commercial infrastructure. We have never been profitable and had an accumulated deficit of $196.5 million at June 30, 2017. Our net losses were $39.9 million and $70.2 million for the six months ended June 30, 2017 and 2016, respectively, and $22.3 million and $37.0 million for the three months ended June 30, 2017 and 2016, respectively. Although our commercial business generates revenue, we expect to incur significant losses for the foreseeable future, and we expect these losses to increase as we continue our development of, and seek regulatory approvals for, our additional product candidates, hire additional personnel and initiate commercialization of approved products. We anticipate that our expenses will increase substantially if, or as, we:

•	invest significantly to further develop our most advanced product candidates, including KD025 and tesevatinib;

•	initiate additional clinical trials and preclinical studies for our other product candidates;

•	seek regulatory approval for our product candidates that successfully complete clinical trials;

•	continue to invest in our rho-associated coiled-coil kinase “ROCK” inhibitors and other research platforms;

•	seek to identify additional product candidates;

•	scale up our sales, marketing and distribution infrastructure and product sourcing capabilities;

•	acquire or in-license other product candidates and technologies;

•	scale up our operational, financial and management information systems and personnel, including personnel to support our product development;

•	make milestone or other payments under any in-license agreements;

•	maintain, expand and protect our intellectual property portfolio; or

•	operate as a public company.

On July 26, 2016, prior to the closing of our initial public offering (“IPO”), we completed a corporate conversion transaction whereby we converted from a Delaware limited liability company into a Delaware corporation and changed our name to Kadmon Holdings, Inc., which we refer to herein as the “Corporate Conversion.”

As required by the Second Amended and Restated Limited Liability Company Agreement of Kadmon Holdings, LLC, the Corporate Conversion was approved by our then board of managers. In connection with the Corporate Conversion, holders of our outstanding units received one share of common stock for every 6.5 membership units held immediately prior to the Corporate Conversion, and options and warrants to purchase units became options and warrants to purchase one share of common stock for each unit underlying such options or warrants immediately prior to the Corporate Conversion, at the same aggregate exercise price in effect prior to the Corporate Conversion.

Private Placement of Common Stock and Warrants

On March 13, 2017, we raised approximately $23.0 million in gross proceeds from the issuance of 6,767,855 shares of our common stock, at a price of $3.36 per share, and warrants to purchase 2,707,138 million shares of our common stock at an initial exercise price of $4.50 per share with a term of 13 months from the date of issuance (the “March 2017 warrants”).

Forward Looking Statements

This prospectus and the documents incorporated by reference herein contain forward looking statements. All statements other than statements of historical facts contained in this prospectus may be forward looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding future capital expenditures and debt service obligations, are forward looking statements. In some cases, you can identify forward looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. We believe that these factors include, but are not limited to, the following:

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our reliance on the success of our product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	our ability to expand our sales and marketing capabilities;

•	the commercialization of our product candidates, if approved;

•	the pricing and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	costs associated with defending intellectual property infringement, product liability and other claims;

•	regulatory developments in the United States, Europe and other jurisdictions;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;

•	our ability to maintain and establish collaborations or obtain additional grant funding;

•	the rate and degree of market acceptance of our product candidates, if approved;

•	developments relating to our competitors and our industry, including competing therapies;

•	our ability to effectively manage our anticipated growth;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to achieve cost savings and benefits from our efforts to streamline our operations and to not harm our business with such efforts;

•	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;

•	litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes or settlements, whether or not covered by insurance;

•	our expectations regarding uses of our sources of liquidity;

•	the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or

•	other risks and uncertainties, including those listed under the caption “Risk Factors”.

The forward looking statements in this prospectus are only predictions, and we may not actually achieve the plans, intentions or expectations included in our forward looking statements. We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward looking statements as predictions of future events. The events and circumstances reflected in our forward looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward looking statements.

Additional factors are discussed under the caption “Risk Factors” contained in this prospectus, all applicable prospectus supplements or free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. It should be remembered that the price of the shares and any income from them can go down as well as up. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

Risk Factors

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2016 and any updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund our clinical development programs, including the clinical development programs for KD025 and tesevatinib and for working capital and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own. However, as of the date of this prospectus, we have no current plans, commitments or agreements with respect to such material acquisitions. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth, for each of the periods presented, our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated (dollars in thousands). You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus.

	Six months ended	Year ended
	June 30,	December 31,
	2017	2016	2015	2014

Ratio of earnings to fixed charges (1)	N/A	N/A	N/A	N/A
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	N/A	N/A	N/A	N/A

(1) For purposes of this ratio, earnings is defined as net loss plus fixed charges. Fixed charges consist of interest expense including an estimate of interest expense within rental expense. Our earnings were insufficient to cover fixed charges in all periods presented, and therefore we are unable to disclose a ratio of earnings to fixed charges for all periods presented.

Earnings were inadequate to cover fixed charges and preferred stock dividends by $40.5 million for the six months ended June 30, 2017, $230.1 million for the year ended December 31, 2016, $147.1 million for the year ended December 31, 2015, and $64.4 million for the year ended December 31, 2014.

Selling Stockholders

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders and those issuable to the selling stockholders upon exercise of the March 2017 warrants, as well as those issuable upon exercise of certain other warrants and conversion of the 5% convertible preferred stock held by selling stockholders who have piggyback registration rights under certain registration rights agreements. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, the warrants and the 5% convertible preferred stock, the selling stockholders have not had any material relationship with us within the past three years, unless otherwise indicated in the footnotes to the table below.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of the common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, the warrants and the 5% convertible preferred stock, as of August 1, 2017, assuming exercise of the warrants and conversion of the 5% convertible preferred stock held by the selling stockholders on that date, without regard to any limitation on exercise. The third column lists the shares of common stock being registered in this prospectus by the selling stockholders.

In accordance with the terms of registration rights agreements with the holders of the shares of common stock, the warrants and the 5% convertible preferred stock, this prospectus generally covers the resale of that number of shares of common stock equal to the number of shares of common stock previously issued to the selling stockholders, the shares of common stock issuable upon exercise of the March 2017 warrants and certain other warrants and the shares of common stock issuable upon conversion of the 5% convertible preferred stock, determined as if such warrants were exercised and such 5% convertible preferred stock were converted, as applicable, in full, in each case as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. The fourth column assumes the sale of all of the shares included in this prospectus.

Under the terms of the March 2017 warrants, generally a selling stockholder may not exercise the March 2017 warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the March 2017 warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
Third Point Loan LLC(1)	10,002,983	8,000,273	2,002,710
Perceptive Life Sciences Master Fund LTD(2)	4,862,179	4,567,939	294,240
Titan Perc, Ltd.(3)	239,319	190,421	48,898
Sabby Healthcare Master Fund, Ltd.(4)	363,061	363,061	—
Sabby Volatility Warrant Master Fund, Ltd.(4)	119,047	119,047	—
Alexandria Equities, LLC (5)	1,050,205	416,666	633,539
NexPoint Capital, Inc.(6)	346,347	346,347	—
Highland Long/Short Healthcare Fund (7)	521,271	521,271	—
Empery Asset Master, LTD(8)	150,473	150,473	—
Empery Tax Efficient, LP(9)	77,385	77,385	—
Empery Tax Efficient II, LP(10)	122,142	122,142	—
Intracoastal Capital, LLC(11)	166,665	166,665	—
Perceptive Credit Holdings LP(12)	529,413	529,413	—
San Bernardino County Employees Retirement Association(13)	363,176	345,923	17,253
GT NM, L.P.(14)	174,132	164,002	10,130
GN3 SIP Limited(15)	864,279	663,349	200,930
GoldenTree 2004 Trust(16)	4,057,914	3,950,622	107,292
Stellar Performer Global Series: Series G—Global Credit(17)	204,632	201,413	3,219
GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.(18)	7,700	7,378	322
GoldenTree Credit Opportunities, L.P.(19)	81,441	81,441	—

(1)	The address for Third Point Loan LLC is 390 Park Avenue, 14th Floor, New York NY 10022.

(2)	The address for Perceptive Life Sciences Master Fund LTD is 51 Astor Place, 10th floor, New York, NY 10003. Perceptive Advisors LLC serves as the investment manager for the Perceptive Life Sciences Master Fund LTD.

(3)	The address for Titan Perc, Ltd. is 750 Washington Boulevard, 10th Floor, Stamford CT 06901. Perceptive Advisors LLC serves as the investment manager for Titan Perc, Ltd.

(4)	Sabby Management, LLC is the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of each Selling Stockholder. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest. The address for Sabby Management, LLC is 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458.

(5)	The address for Alexandria Equities, LLC is 385 E. Colorado Blvd., Suite 299, Pasadena, CA 91101.

(6)	NexPoint Advisors, L.P., the investment adviser to NexPoint Capital, Inc., has discretionary authority to vote and dispose of the shares held by NexPoint Capital, Inc. and may be deemed to be the beneficial owner of these shares. Mr. James Dondero, in his capacity as the President and sole member of the general partner of NexPoint Advisors, L.P., may be deemed to be an indirect beneficial owner of shares held by accounts advised by NexPoint Advisors, L.P. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for NexPoint Capital, Inc. is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

(7)	Highland Capital Management Fund Advisors, L.P., the investment adviser to Highland Long/Short Healthcare Fund, has discretionary authority to vote and dispose of the shares held by Highland Long/Short Healthcare Fund and may be deemed to be the beneficial owner of these shares. Mr. James Dondero, in his capacity as the sole shareholder of the general partner of Highland Capital Management Fund Advisors, L.P., may be deemed to be an indirect beneficial owner of shares held by accounts advised by Highland Capital Management Fund Advisors, L.P. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Brad Ross, as the President of the general partner of Highland Capital Management Fund Advisors, L.P., may be deemed to be an indirect beneficial owner of shares held by accounts advised by Highland Capital Management Fund Advisors, L.P. Mr. Ross disclaims beneficial ownership of such shares. The address for Highland Long/Short Healthcare Fund is 300 Crescent Court, Suite 700, Dallas, Texas, 75201.

(8)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address for Empery Asset Master, LTD is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(9)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address for Empery Tax Efficient, LP is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(10)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares.

Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address for Empery Tax Efficient II, LP is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(11)	Michael P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act, as amended) of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the ordinary shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the ordinary shares and warrants described herein, Intracoastal did not have any arrangements or understandings with any person to distribute the securities. The address for Intracoastal Capital, LLC is 2211A Lakeside Drive, Bannockburn, IL 60015.

(12)	The address for Perceptive Credit Holdings LP is 51 Astor Place, 10th floor, New York, NY 10003.

(13)	Consists of, (a) shares of common stock held by the San Bernardino County Employees Retirement Association, (b) shares of common stock into which the 5% convertible preferred stock holdings of San Bernardino County Employees Retirement Association can immediately convert and (c) warrants held by San Bernardino County Employees Retirement Association. GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the Sali Multi-Series Fund, LP., Stellar Performer Global Series: Series G—Global Credit, GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd., GoldenTree Master Fund II, Ltd. and GoldenTree Credit Opportunities, L.P. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. The address for San Bernardino Country Employees Retirement Association is 300 Park Avenue, 21st Floor, New York, NY 10022.

(14)	Consists of, (a) shares of common stock held by GT NM, L.P., (b) shares of common stock into which the 5% convertible preferred stock holdings of GT NM, L.P. can immediately convert and (c) warrants held by GT NM, L.P. GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the Sali Multi-Series Fund, LP., Stellar Performer Global Series GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd., GoldenTree Master Fund II, Ltd. and GoldenTree Credit Opportunities, L.P. Series G—Global Credit, GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. The address for GT NM, L.P. is 300 Park Avenue, 21st Floor, New York, NY 10022.

(15)	Consists of, (a) shares of common stock held by GN3 SIP Limited, (b) shares of common stock into which the 5% convertible preferred stock holdings of GN3 SIP Limited can immediately convert and (c) warrants held by GN3 SIP Limited. GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the Sali Multi-Series Fund, LP., Stellar Performer Global Series: Series G—Global Credit, GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd., GoldenTree Master Fund II, Ltd. and GoldenTree Credit Opportunities, L.P. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. The address for GN3 SIP Limited is 300 Park Avenue, 21st Floor, New York, NY 10022.

(16)	Consists of, (a) shares of common stock held by GoldenTree 2004 Trust, (b) shares of common stock into which the 5% convertible preferred stock holdings of GoldenTree 2004 Trust can immediately convert, and (c) warrants held by GoldenTree 2004 Trust. GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the Sali Multi-Series Fund, LP., Stellar Performer Global Series: Series G—Global Credit, GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd., GoldenTree Master Fund II, Ltd. and GoldenTree Credit Opportunities, L.P. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. The address for GoldenTree 2004 Trust is 300 Park Avenue, 21st Floor, New York, NY 10022.

(17)	Consists of, (a) shares of common stock held by Stellar Performer Global Series: G—Global Credit and (b) shares of common stock into which the 5% convertible preferred stock holdings of Stellar Performer Global Series: Series G—Global Credit can immediately convert. GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the Sali Multi-Series Fund, LP., Stellar Performer Global Series: Series G—Global Credit, GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd., GoldenTree Master Fund II, Ltd. and GoldenTree Credit Opportunities, L.P. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. The address for Stellar Performer Global Series: Series G—Global Credit is 300 Park Avenue, 21st Floor, New York, NY 10022.

(18)	Consists of (a) shares of common stock held by GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P. and (b) warrants held by GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P. GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P., Stellar Performer Global Series G—Global Credit, GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd., GoldenTree Master Fund II, Ltd. and GoldenTree Credit Opportunities, L.P. Golden Tree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares.

(19)	Consists of warrants held by GoldenTree Credit Opportunities, L.P. GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P., Stellar Performer Global Series G—Global Credit, GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd., GoldenTree Master Fund II, Ltd. and GoldenTree Credit Opportunities, L.P. Golden Tree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and certain provisions of our certificate of incorporation and our bylaws, the registration rights agreements to which we and certain of our stockholders are parties and the General Corporation Law of the State of Delaware. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our certificate of incorporation, bylaws, and registration rights agreements, copies of which are incorporated by reference into the registration statement of which this prospectus is a part.

General

We are a Delaware corporation. We completed transactions on July 26, 2016 pursuant to which we converted into a Delaware corporation and changed our name from Kadmon Holdings, LLC to Kadmon Holdings, Inc. Our authorized share capital consists of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 preferred shares, par value $0.001 per share.

The following descriptions are summaries of important terms contained in our Certificate of Incorporation and Bylaws (our “Certificate of Incorporation” and “Bylaws”, respectively). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Certificate of Incorporation and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and relevant portions of the Delaware General Corporation Law (“DGCL”).

Common Stock

General.  As of June 30, 2017, there were 51,846,521 shares of common stock issued and outstanding. All outstanding shares of common stock are validly issued, fully paid and non-assessable. As of June 30, 2017, there were approximately 2,850 stockholders of record.

Voting rights.  The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Unless otherwise required by law, matters submitted to a vote of our stockholders require the approval of a majority of votes cast by stockholders represented in person or by proxy and entitled to vote on such matter, except that directors will be elected by a plurality of votes cast. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they so choose.

Dividend rights.  Holders of shares of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any then outstanding preferred stock.

Liquidation.  Upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to any liquidation preference granted to holders of any outstanding preferred stock.

Rights and Preferences. Holders of shares of common stock have no preemptive or conversion rights or other subscription rights, and no redemption or sinking fund provisions are applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable. All outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

No shares of preferred stock are outstanding other than shares of our 5% convertible preferred stock, as described below under “5% Convertible Preferred Stock.” Our certificate of incorporation authorizes our board of directors, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences, the number of shares constituting any class or series and the designation of the class or series. Terms selected by our board of directors in the future could decrease the amount of earnings and assets available for distribution to holders of shares of common stock or adversely affect the rights and powers, including voting rights, of the holders of shares of common stock without any further vote or action by the stockholders. As a result, the rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of the 5% convertible preferred stock and any other preferred stock that may be issued by us in the future, which could have the effect of decreasing the market price of our common stock.

5% Convertible Preferred Stock

        As of June 30, 2017, we have issued 30,000 shares of convertible preferred stock, designated as the 5% convertible preferred stock pursuant to the certificate of designations filed by us with the Secretary of State of the State of Delaware, with an aggregate original purchase price and initial liquidation preference of $30.0 million. Each share of convertible preferred stock was issued for an amount equal to $1,000 per share, which we refer to as the original purchase price.

        The following description is a summary of the material provisions of the 5% convertible preferred stock and the certificate of designations and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the convertible preferred stock and certificate of designations, including the definitions of certain terms used in the certificate of designations. We urge you to read this document because it, and not this description, defines the rights of a holder of the 5% convertible preferred stock. A copy of the form of certificate of designations that we filed with the Secretary of State of the State of Delaware on July 26, 2016 has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

No Mandatory Redemption Date or Sinking Fund

        The shares of 5% convertible preferred stock do not have a mandatory redemption date and are not subject to any sinking fund. The shares of convertible preferred stock will remain outstanding indefinitely unless we are required to redeem them under the circumstances described below in “Redemption” or we otherwise repurchase them or they are converted into shares of our common stock as described below under “Conversion Rights.”

Dividends

        The shares of 5% convertible preferred stock are entitled to receive dividends, when and as declared by our board of directors and to the extent of funds legally available for the payment of dividends, at an annual rate of 5% of the sum of the original purchase price per share of 5% convertible preferred stock plus any dividend arrearages. Dividends on the convertible preferred stock shall, at our option, either be paid in cash or added to the stated liquidation preference amount for purposes of calculating dividends at the 5% annual rate (until such time as we declare and pay the missed dividend in full and in cash, at which time that dividend will no longer be part of the stated liquidation preference amount). Dividends shall be payable annually on June 30 of each year and shall be cumulative from the most recent dividend payment date on which dividend has been paid or, if no dividend has ever been paid, from the original date of issuance of the 5% convertible preferred stock and shall accumulate from day to day whether or not declared until paid.

        The shares of 5% convertible preferred stock are also entitled to participate in all dividends declared and paid on shares of company common stock on an “as if” converted basis.

Liquidation Preference

In the event of:

(A) a liquidation, dissolution or winding up of our company, whether voluntary or involuntary;

(B) certain changes of control;

(C) a sale or transfer of all, or substantially all, of our consolidated assets other than to a wholly-owned subsidiary of ours;

(D) any other event of discharge, retirement or cancellation of the 5% convertible preferred stock, in each case in this clause (D), that is not described in the foregoing clauses (A), (B), or (C) or a redemption pursuant to the certificate of designations;

(E) our company or one of our significant subsidiaries becoming the subject of certain bankruptcy events;

(F) a material breach of our obligations under the exchange agreement that is not cured within 15 days after we receive notice from a holder of the 5% convertible preferred stock; or

(G) upon our failure to make any payment of principal, interest, or other amount due and payable of any of our or our subsidiaries’ indebtedness after giving effect to any applicable cure period,

the holders of the 5% convertible preferred stock shall be entitled to receive for each share of 5% convertible preferred stock an amount equal to the greater of (i) (A) (I) the original purchase price per share of 5% convertible preferred stock plus dividend arrearages thereon in cash plus (II) any dividends accrued and unpaid thereon from the last dividend payment date to the date of the final distribution to such holder plus (B) solely in connection with an event specified in clauses (A), (D), (E), (F) or (G) above, a premium equal to 20.2% of the amount described in clause (i)(A) of this sentence at such time or (ii) an amount per share of 5% convertible preferred stock equal to the amount which would have been payable or distributable had each share of 5% convertible preferred stock been converted into shares of our common stock immediately before the event occurred under clause (A), (B), (C) or (D) above.

        Subject to the rights of the holders of any parity shares, upon any of the events specified in clauses (A) through (D) above, after payment shall have been made in full to the holders of the convertible preferred stock and any parity securities, any other series or class or classes of junior securities shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the convertible preferred stock and any parity securities as such shall not be entitled to share in that payment or distribution.

        In the event that the event giving rise to the determination of the amount that holders of 5% convertible preferred stock shall be entitled to receive as their liquidation preference is a failure by us to make any payment of principal, interest, or other amount due and payable of any of our or our subsidiaries' indebtedness after giving effect to any applicable cure period, that event shall be deemed never to have occurred if, subsequent to the expiration of the cure period, (i) that failure to make payment is cured in full, (ii) all other obligations to pay principal, interest or other amounts due and payable of any of our or our subsidiaries' indebtedness have been paid at that time, and (iii) no bankruptcy event has occurred.

Ranking

        The 5% convertible preferred stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of any of the events specified in clauses (A) through (D) under “—Liquidation Preference” above,

(1) senior to all common stock and to all other equity securities of our company other than equity securities referred to in clauses (2) and (3) of this sentence (“junior securities”);

(2) to the extent authorized under the certificate of designations, on a parity with all equity securities of our company the terms of which specifically provide that such equity securities rank on a parity with the 5% convertible preferred stock (“parity securities”); and

(3) to the extent authorized under the certificate of designations, junior to all equity securities of our company the terms of which specifically provide that such equity securities rank senior to the 5% convertible preferred stock (“senior securities”).

        See “Voting Rights—Matters Requiring Approval of Holders of 5% Convertible Preferred Stock” for a description of the types of issuances of equity securities and other securities of our company requiring approval of holders of a majority of shares of 5% convertible preferred stock then outstanding, voting together as a class.

Redemption

If:

(A)	we or one of our significant subsidiaries becomes the subject of certain bankruptcy events;

(B)	a material breach of our obligations under the exchange agreement occurs that is not cured within 15 days after we receive notice from a holder of the 5% convertible preferred stock; or

(C)	we fail to make any payment of principal, interest, or other amount due and payable of any of our or our subsidiaries’ indebtedness after giving effect to any applicable cure period,

each holder of 5% convertible preferred stock shall have the right to cause us to redeem all or part of the shares of 5% convertible preferred stock held by such holder for a redemption price per share equal to (i) the original purchase price plus any dividend arrearages plus any dividends accrued and unpaid thereon from the last dividend payment date to, but excluding, the redemption date plus (ii) a premium equal to 20.2% of the amount described in clause (i) of this sentence at such time.

        We are required to mail notice of any redemption event to the holders of 5% convertible preferred stock not later than one business day after we acquire knowledge of that event. That notice must state, among other things, (1) the redemption price and the date of redemption, which shall be no sooner than 30 days and no later than 90 days from the date the notice is mailed and (2) any holder of 5% convertible preferred stock electing to have its shares redeemed shall be required to surrender its shares, with a properly completed redemption request, to us before the close of business on the fifth business day before the redemption date. If we fail to give notice of the redemption event within the time period specified above, then any holder of 5% convertible preferred stock may deliver that notice to us and the other holders, in which case the redemption date shall occur on the 45th day after the date of the notice and any holder electing to have any of its shares of 5% convertible preferred stock redeemed shall be required to surrender its shares, with a properly completed redemption request, to us before the close of business on the fifth business day preceding that redemption date.

        Until the holders of the 5% convertible preferred stock who have delivered a notice to us requesting redemption have been paid the redemption price specified in the previous paragraph in full, no payment will be made to any holder of parity securities or junior securities.

        Notwithstanding anything to the contrary, in the event that the event giving rise to the above redemption right is a failure by us to make any payment of principal, interest or other amount due and payable of any of our indebtedness after giving effect to any applicable cure period, that event shall be deemed never to have occurred and any request for redemption delivered by a holder of 5% convertible preferred stock in respect of that event shall be deemed automatically rescinded if, subsequent to the expiration of the cure period, (i) our failure to make payment is cured in full, (ii) all other obligations to pay principal, interest or other amounts due and payable of any of our or our subsidiaries’ indebtedness have been paid at such time and (iii) no bankruptcy event has occurred.

Conversion Rights

Conversion at the option of the holder.  The holders of shares of 5% convertible preferred stock will, at any time, be entitled to convert some or all of their 5% convertible preferred stock into the number of shares of our common stock obtained by dividing the aggregate original purchase price of the shares to be converted plus any dividend arrearages plus any dividends accrued and unpaid from the last dividend payment date to but excluding the conversion date by an amount equal to 80% of the initial public offering price per share in the IPO, which amount we refer to as the conversion price.

The conversion price will be adjustable upon the occurrence of certain events and transactions to prevent dilution as described under “Adjustments to Conversion Price to Prevent Dilution.” Any shares of our common stock issued upon conversion of the shares of 5% convertible preferred stock shall be validly issued, fully paid and non-assessable. Cash shall be paid in lieu of fractional shares.

Conversion at our option.  At any time following the first anniversary of the issuance of the 5% convertible preferred stock, provided that (A) the volume-weighted average price of our common stock for the 30 consecutive trading days immediately preceding the date we elect for conversion is in excess of 150% of the initial public offering price per share in this offering (as adjusted for the events described below under “Adjustments to Conversion Price to Prevent Dilution” and dividends paid in shares of our common stock) and (B) we have in place an effective resale shelf registration statement permitting the resale of all of the shares of common stock issuable upon conversion of the 5% convertible preferred stock, we have the right to require the conversion of any number of shares of 5% convertible preferred stock then outstanding into the number of shares of our common stock obtained by dividing the aggregate original purchase price of the shares to be converted plus any dividend arrearages plus any dividends accrued and unpaid from the last dividend payment date to but excluding the conversion date by the then applicable conversion price.

Adjustments to Conversion Price to Prevent Dilution

The 5% convertible preferred stock is subject to provisions that protect the holders against dilution by adjustment of the conversion price and/or number of shares of common stock issuable upon conversion in certain events such as a subdivision, combination or reclassification of our outstanding common stock.

Voting Rights—Matters Requiring Approval of Holders of Convertible Preferred Stock

        Holders of the 5% convertible preferred stock shall be entitled to vote on any and all matters on which holders of the company common stock are entitled to vote on an “as if” converted basis. Additionally, so long as any 5% convertible preferred stock remains outstanding, without the affirmative approval of the holders of at least a majority of the shares of 5% convertible preferred stock then outstanding, we shall not, directly or indirectly (including through merger or consolidation with any other corporation), and shall not permit any of our subsidiaries to:

(1) authorize or approve the issuance of any senior securities, 5% convertible preferred stock, or parity securities (or, in each case, any security convertible into, or convertible or exchangeable therefor or linked thereto) or authorize or create or increase the authorized amount of any senior securities, 5% convertible preferred stock or parity securities (or, in each case, any security convertible into, or convertible or exchangeable therefor or linked thereto);

(2) authorize or approve the purchase or redemption of any parity securities or junior securities;

(3) amend, alter or repeal any of the provisions of the certificate of designations, our certificate of incorporation or our by-laws in a manner that would adversely affect the powers, designations, preferences and rights of the 5% convertible preferred stock;

(4) contract, create, incur, assume or suffer to exist any indebtedness or guarantee any such indebtedness with an aggregate value of more than $5,000,000 (subject to certain exceptions); or

(5) agree to take any of the foregoing actions.

        The certificate of designations governing the 5% convertible preferred stock also provides that no amendment or waiver of any provision of the certificate of designations or our charter or Bylaws shall, without the prior written consent of all holders of the 5% convertible preferred stock who are known to us to hold, together with their affiliates, more than 5% of the 5% convertible preferred stock then outstanding, (i) reduce any amounts payable or that may become payable to holders of the 5% convertible preferred stock, (ii) postpone the payment date of any amount payable to holders of the 5% convertible preferred stock or waive or excuse any payment, (iii) modify or waive the conversion rights of the 5% convertible preferred stock in a manner that would adversely affect any holder of the 5% convertible preferred stock, or (iv) change any of the voting-related provisions or any other provision of the certificate of designations specifying the number or percentage of holders of the 5% convertible preferred stock which are required to waive, amend or modify any rights under the certificate of designations or make any determination or grant any consent under that document.

Registration Rights

The holders of the 5% convertible preferred stock were granted registration rights, subject to customary cutbacks, blackout periods and other exceptions, for all shares of our common stock issued or issuable upon conversion of the 5% convertible preferred stock, including (a) two demand registrations at any time after the expiration of 180 days from the closing of the IPO, (b) unlimited piggyback rights and (c) the right to require filing of a resale S-3 registration statement (once we become eligible to file on such form) and maintenance of its effectiveness on an “evergreen” basis until such time as there are no longer any registrable securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common stock. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•	the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•	our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any U.S. federal income tax consequences; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•	(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i)) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities, of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)	default in the performance, or breach, of any covenant in the indentures (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; and/or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may, by notice in writing to us, declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•	all debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•	in the case of a legal defeasance, we have delivered to the trustee an opinion of counsel stating that, (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this prospectus, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	in the case of a covenant defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•	if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

 Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; and/or

•	exercise any rights as stockholders of Kadmon Holdings, Inc.

        Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, if any, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; and/or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement.

The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

FORM OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Kadmon, the trustees, the warrant agents, the unit agents or any other agent of Kadmon, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary.

We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

The provisions of the DGCL and our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Election and removal of directors. Our directors are elected until the expiration of the term for which they are elected and until their respective successors are elected. Our directors may be removed only by the affirmative vote of at least a majority of the holders of our then outstanding common stock. For more information on the terms of our directors, see the section entitled “Management—Board of Managers and Committees” in our Registration Statement on Form S-1/A dated as of July 26, 2016. This system of electing and removing directors generally makes it more difficult for stockholders to replace a majority of our directors.

Authorized but unissued shares. The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, changes in our management, tender offer, merger or otherwise.

Stockholder action; advance notification of stockholder nominations and proposals. Our Certificate of Incorporation and Bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Our Certificate of Incorporation and Bylaws also require that special meetings of stockholders be called only by our board of directors, the Chairman of our Board or our Chief Executive Officer. In addition, our Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a stockholder who gives written notice to us no later than 90 days prior to nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying changes in our management, which could depress the market price of our common stock.

Delaware anti-takeover law. Our Certificate of Incorporation provides that Section 203 of the DGCL, an anti-takeover law, applies to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15.0% or more of a corporation’s voting stock.

Limitation of Liability and Indemnification

Our Certificate of Incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our Bylaws also provide that we will, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding or arising out of their status as an officer or director or their activities in these capacities. We also indemnify any person who, at our request, is or was serving as a director, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise. We may, by action of our board of directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

Exclusive Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director or officer of our company to our company or our company’s stockholders, (3) action asserting a claim against our company arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws or (4) action asserting a claim against our company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our amended and restated Certificate of Incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Listing

Our common stock is listed under the symbol “KDMN” on the New York Stock Exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Plan of Distribution

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or the selling stockholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We or the selling stockholders may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the New York Stock Exchange or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholders may use underwriters with whom we or the selling stockholders, as applicable, have a material relationship. We or the selling stockholders will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or the selling stockholders may sell securities directly or through agents we designate from time to time. We or the selling stockholders will name any agent involved in the offering and sale of securities, and we or the selling stockholders will describe any commissions we or the selling stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our or the selling stockholders’ agent will act on a best-efforts basis for the period of its appointment.

We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

We or the selling stockholders will describe the conditions to these contracts and the commissions we or the selling stockholders must pay for solicitation of these contracts in the prospectus supplement.

We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Legal matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of Kadmon Holdings, Inc. as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may read and copy this information at the Public Reference Room of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the U.S. Securities and Exchange Commission at 1-800-SEC-0330. The U.S. Securities and Exchange Commission also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the U.S. Securities and Exchange Commission. The address of that site is www.sec.gov.

We are subject to the full informational requirements of the Securities Exchange Act of 1934, as amended. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. We also maintain an Internet site at www.kadmon.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statements of which it forms a part.

Information Incorporated by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 22, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 3, 2017;

•	the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2016 from our definitive proxy statement on Schedule 14A, filed with the SEC on May 10, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2017, January 18, 2017, January 20, 2017, February 17, 2017, March 8, 2017 (except Item 7.01), as amended, April 3, 2017, April 4, 2017, June 14, 2017, June 23, 2017, June 29, 2017, July 11, 2017, July 25, 2017 and August 14, 2017; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 21, 2016, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site at www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to the Corporate Secretary, Kadmon Holdings, Inc., 450 East 29th Street, New York, NY 10016 (telephone: (212) 308-6000). Our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q may also be found on the Investor Relations portion of our website at investors.kadmon.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statements of which it forms a part.

             Shares of Common Stock

Warrants to Purchase          Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies	Piper Jaffray

Lead Manager

H.C. Wainwright & Co.

   , 2017